EXHIBIT 16.1

Madsen & Associates, CPA

December 19, 2005

US Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, NW

Washington, DC 20549

Dear Sirs:

We have read the statements of Kevcorp, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 16, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Madsen & Associates, CPA

Madsen & Associates, CPA

December 19, 2005